Exhibit 23.2

               Consent of Independent Auditor

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated
January 4, 2002, in the Registration Statement (Form S-4) and related Prospectus of Sovereign Real Estate Investment
Trust for the registration of 161,792 shares of its 12%
Series A noncumulative exchangeable preferred interests.

/s/ Ernst & Young LLP
Philadelphia, PA
January 18, 2002